NEWS RELEASE	Release Date: April 25, 2007 at 7:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

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Lehigh Valley, PA (April 25, 2007) — KNBT Bancorp, Inc. (NASDAQ/NMS: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the "Bank"), today reported net income of $5.5 million for the quarter ended March 31, 2007, unchanged compared to the quarter ended March 31, 2006. KNBT’s diluted earnings per share increased 10.5% to $0.21 compared to $0.19 for the first quarter of 2006.

During the first quarter of 2007, KNBT repurchased 48,392 shares of common stock at an average cost of $14.81 per share. At March 31, 2007, there were 2,687,268 shares remaining under the previously announced stock repurchase program covering 2,807,219 shares.

Scott V. Fainor, President and Chief Executive Officer stated, “Despite a very challenging interest rate environment, KNBT reported another solid quarter of earnings. Net interest income after provision for loan losses improved significantly for the quarter as did non-interest income (excluding the one time gain on the sale of branch offices in the December quarter) compared to the fourth quarter of 2006. Contributing to our improved fee income were our Wealth Management and Insurance Divisions.” Mr. Fainor went on to note that “KNBT’s asset quality remains outstanding with a ratio of non-performing to total assets at March 31, 2007 of 0.16% and no subprime lending activity exposure in our loan portfolio.”

Mr. Fainor added, “We continue to expand current customer relationships while adding new customers to KNBT as evidenced by our solid loan and deposit growth.”

For the quarter, total loans increased $101.2 million to $1.7 billion, an annualized growth rate of 25.4% compared to December 31, 2006. Total deposits increased $32.6 million to $1.9 billion at March 31, 2007 compared to December 31, 2006, an annualized growth rate of 6.8%.

Net Interest Income and Net Interest Margin

Net interest income decreased $1.4 million from the first quarter of 2006. The decrease was due to a decline in average earning assets of $145.2 million and a 12 basis point decline in the tax-equivalent net interest margin.

The net interest margin on a tax-equivalent basis for the quarter ended March 31, 2007 decreased one basis point to 2.77% compared to 2.78% for the fourth quarter of 2006 and declined from 2.89% compared to the first quarter of 2006. The continuing pressures of a flat yield curve and the increased cost of short-term funding are the prime reasons for the decline in KNBT’s margin.

KNBT presents its net interest margin on a tax equivalent basis because management believes that such a presentation provides information that is more useful for a proper understanding of KNBT’s operating results. These disclosures should neither be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Without the adjustment for tax-free income, the net interest margin was 2.74%, 2.75% and 2.80% for the quarters ended March 31, 2007, December 31, 2006 and March 31, 2006, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

There was no provision for loan losses for the quarter ended March 31, 2007 compared to a $750,000 provision for the quarter ended March 31, 2006. Continued improvement in the overall credit quality of the loan portfolio resulted in no provision for the quarter.

At March 31, 2007, KNBT’s total non-performing assets were $4.7 million compared to $6.0 million at December 31, 2006. The ratio of non-performing assets to total assets was 0.16% at March 31, 2007 compared to 0.21% at December 31, 2006. At March 31, 2007, KNBT’s allowance for loan losses was 356.8% of its non-performing loans and 0.97% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-interest income for the first quarter increased $622,000 from the comparable quarter of 2006. Deposit service charges increased $280,000 or 12.8%, Wealth Management income increased $455,000 or 24% and the Insurance Group increased income by $364,000 or 19%, each on a comparable quarter basis.

Non-interest expense decreased $539,000 for the first quarter of 2007 compared to the first quarter of 2006. Occupancy and equipment expense decreased $287,000, which was partially the result of reduced costs due to the sale of branches in the fourth quarter 2006. Other expenses declined $792,000 due to decreased advertising expenses, professional fees and other miscellaneous expenses. The first quarter of 2006 also contained one-time expenses of $150,000. Partially offsetting such decreases was a $540,000 increase in salaries, wages and employee benefits.

Subsequent Event

KNBT, on April 17, 2007 sold $81.7 million of agency securities with an average yield of 4.14% recognizing a pre-tax loss of $2.1 million. The proceeds will be reinvested in higher yielding loans and investments that will improve the Bank’s net interest margin.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 56 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management's intentions, plans, beliefs, expectations or opinions or with respect to the operation of KNBT or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2007	2006	2006	2006	2006
	(in thousands except per share data)
Interest income	$37,042	$37,719	$37,769	$36,661	$36,271

Interest expense	19,741	20,087	19,794	18,140	17,536

Net interest income	17,301	17,632	17,975	18,521	18,735

Provision for loan losses	-	1,014	365	1,200	750

Net interest income after
provision for loan losses	17,301	16,618	17,610	17,321	17,985

Non-interest income:
Deposit service charges	2,466	2,430	2,456	2,340	2,186
Securities gains	536	6	1,440	1,597	138
Gain on extinguishment of debt	-	-	-	-	1,179
Gain on sale of branches	-	3,502	-	-	-
Wealth management income	2,375	2,213	2,061	2,302	1,920
Bank-owned life insurance	861	884	835	781	774
Insurance group income	2,289	2,137	2,146	2,395	1,925
Other	1,176	1,197	1,235	1,034	959

Total non-interest income	9,703	12,369	10,173	10,449	9,081

Non-interest expenses:
Salaries, wages and employee benefits	11,214	11,173	11,265	11,147	10,674
Net occupancy and equipment expense	2,977	2,898	3,171	2,964	3,264
Other	4,784	5,716	4,767	5,289	5,576

Total non-interest expense	18,975	19,787	19,203	19,400	19,514

Income before income taxes	8,029	9,200	8,580	8,370	7,552

Income tax expense	2,543	2,894	2,669	2,464	2,072

Net income	$5,486	$6,306	$5,911	$5,906	$5,480

Per Common Share Data

Weighted average common shares- diluted	26,586,047	26,578,083	26,540,660	27,805,107	28,425,764
Weighted average common shares- basic	26,311,289	26,303,917	26,355,973	27,381,824	28,045,012
Net income per share- diluted	$0.21	$0.24	$0.22	$0.21	$0.19
Net income per share- basic	$0.21	$0.24	$0.22	$0.22	$0.20
Book value	$13.76	$13.52	$13.29	$12.83	$13.03
Tangible book value	$8.72	$8.52	$8.26	$7.86	$8.32

KNBT Bancorp, Inc.
Asset Quality
(unaudited)

	At Period End or
	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2007	2006	2006	2006	2006
	(dollars in thousands)
Non-accruing loans	$4,280	$4,869	$5,467	$6,066	$6,951
Accruing loans 90 days
or more past due	391	1,058	775	988	1,258
Total non-performing loans	4,671	5,927	6,242	7,054	8,209

Other real estate owned	77	32	205	322	242
Total non-performing assets	$4,748	$5,959	$6,447	$7,376	$8,451

Total non-performing loans
as a percentage of loans, net	0.27%	0.37%	0.40%	0.46%	0.56%
Total non-performing loans
as a percentage of total assets	0.16%	0.20%	0.21%	0.24%	0.27%
Total non-performing assets
as a percentage of total assets	0.16%	0.21%	0.22%	0.25%	0.28%

Allowance for loan losses,
beginning of period	$17,044	$16,630	$16,600	$15,963	$15,964
Provision for loan losses	-	1,014	365	1,200	750
Total charge offs	(449)	(705)	(413)	(754)	(836)
Recoveries on loans previously
charged-off	72	105	78	191	85
Net loans charged off	(377)	(600)	(335)	(563)	(751)

Allowance for loan losses, at
period end	$16,667	$17,044	$16,630	$16,600	$15,963

Allowance for loan losses at period end to:
Average net loans	1.02%	1.07%	1.06%	1.11%	1.09%
Total loans at period end	0.97%	1.05%	1.05%	1.08%	1.07%
Non-performing loans	356.82%	287.57%	266.42%	235.33%	194.46%

KNBT Bancorp, Inc.
(unaudited)
	At the Period Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Balances (Period End)	2007	2006	2006	2006	2006
	(dollars in thousands)
Assets	$2,906,829	$2,898,827	$2,926,763	$2,994,485	$3,002,004
Total earning assets:	2,547,350	2,535,197	2,556,670	2,631,759	2,646,728
Investment securities	801,739	923,110	946,593	1,022,900	1,142,481
Net loans	1,704,772	1,603,122	1,574,022	1,523,847	1,474,158
Commercial	619,992	600,058	559,054	536,947	513,891
Mortgage	580,704	507,919	499,877	503,946	484,500
Consumer	520,743	512,189	531,721	499,554	491,730
Less: Allowance for loan loss	(16,667)	(17,044)	(16,630)	(16,600)	(15,963)
Loans held for sale	605	1,994	2,264	20	-
Other earning assets	40,234	6,971	33,791	84,992	30,089
Goodwill and other intangible assets	132,995	132,866	134,243	135,132	133,103
Total deposits:	1,940,125	1,907,547	1,888,636	1,912,797	1,875,359
Non-interest bearing deposits	200,351	206,972	197,612	205,847	202,572
Interest-bearing checking	247,396	241,567	232,775	238,715	239,440
Money market	572,736	532,824	452,196	438,457	390,050
Savings	211,944	214,949	230,157	252,435	264,949
Certificates of deposit	588,634	593,079	653,602	654,583	648,386
IRA & Keogh	119,064	118,156	122,294	122,760	124,987
Brokered CDs	-	-	-	-	4,975
Other borrowings	78,103	45,296	46,513	54,862	36,887
Subordinated debt	38,286	38,406	38,525	38,642	38,758
Federal Home Loan Bank advances	457,992	519,161	568,861	613,487	659,615
Shareholders' equity	361,603	356,026	349,715	341,823	359,773
	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Balances (Daily Average)	2007	2006	2006	2006	2006
	(dollars in thousands)
Assets	$2,877,115	$2,917,925	$2,964,750	$2,975,532	$3,018,876
Total earning assets:	2,527,087	2,560,145	2,605,410	2,619,100	2,672,203
Investment securities	887,402	920,940	1,013,377	1,096,658	1,178,368
Net loans	1,630,587	1,588,064	1,563,182	1,499,584	1,470,654
Commercial	604,757	571,102	547,357	526,522	515,424
Mortgage	534,165	506,344	506,735	493,575	480,156
Consumer	508,687	527,281	525,707	495,589	490,956
Less: Allowance for loan loss	(17,022)	(16,662)	(16,617)	(16,102)	(15,882)
Loans held for sale	1,944	1,880	29	330	559
Other earning assets	7,154	49,261	28,823	22,528	22,622
Goodwill and other intangible assets	132,635	133,811	134,757	134,543	130,707
Total deposits:	1,890,473	1,894,407	1,899,642	1,853,122	1,814,393
Non-interest bearing accounts	189,911	196,362	195,523	196,149	185,614
Interest-bearing checking	234,132	234,670	236,346	233,862	229,219
Money market	541,947	494,093	448,266	380,712	370,750
Savings	212,175	223,941	239,887	257,816	260,759
Certificates of deposit	593,596	624,009	657,002	656,589	638,223
IRA & Keogh	118,712	121,332	122,618	124,222	124,849
Brokered CDs	-	-	-	3,772	4,979
Other borrowings	58,657	58,760	52,827	48,809	68,182
Subordinated debt	38,358	38,474	38,585	38,713	38,831
Federal Home Loan Bank advances	495,139	539,100	594,691	645,831	693,955
Shareholders' equity	358,811	353,777	344,380	356,669	370,395

KNBT Bancorp, Inc.
(unaudited)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Ratios	2007	2006	2006	2006	2006
Return on average equity	6.12%	7.13%	6.87%	6.62%	5.92%
Return on average tangible equity (1)	9.68%	11.40%	11.11%	10.77%	9.22%
Return on average assets	0.76%	0.86%	0.80%	0.79%	0.73%
Net interest margin	2.77%	2.78%	2.79%	2.90%	2.89%
Efficiency ratio	68.56%	64.52%	66.70%	64.95%	67.69%
Shareholders' equity to total assets	12.44%	12.28%	11.95%	11.42%	11.98%
Tangible equity to total assets	7.89%	7.74%	7.42%	6.99%	7.65%

(1) Reconciliation Table for Non-GAAP
Financial Measures

Return on average equity	6.12%	7.13%	6.87%	6.62%	5.92%
Effect of goodwill and intangibles	3.56%	4.27%	4.24%	4.15%	3.30%
Return on average tangible equity	9.68%	11.40%	11.11%	10.77%	9.22%

Average tangible equity excludes acquisition
related average goodwill and intangibles:

Average equity	$358,811	$353,777	$344,380	$356,669	$370,395
Average goodwill and intangibles	(132,052)	(132,565)	(131,478)	(137,305)	(132,756)
Average tangible equity	$226,759	$221,212	$212,902	$219,364	$237,639

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2007	2006
	(in thousands, except per share data)

Interest income	$37,042	$36,271

Interest expense	19,741	17,536

Net interest income	17,301	18,735

Provision for loan losses	-	750
Net interest income after
provision for loan losses	17,301	17,985

Non-interest income:
Deposit service charges	2,466	2,186
Securities gains	536	138
Gain on extinguishment of debt	-	1,179
Wealth management income	2,375	1,920
Bank-owned life insurance	861	774
Insurance group income	2,289	1,925
Other income	1,176	959
Total non-interest income	9,703	9,081

Non-interest expense:
Salaries, wages and employee benefits	11,214	10,674
Net occupancy and equipment expense	2,977	3,264
Other expenses	4,784	5,576
Total non-interest expense	18,975	19,514

Income before income taxes	8,029	7,552

Income tax expense	2,543	2,072

Net income	$5,486	$5,480

Net income per share- diluted	$0.21	$0.19
Net income per share- basic	$0.21	$0.20